UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________

FORM 8-K

_____________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 22, 2014

TG Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32639 (Commission File Number)	36-3898269 (IRS Employer Identification No.)

3 Columbus Circle, 15th Floor

New York, New York 10019

(Address of Principal Executive Offices)

(212) 554-4484

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

On September 22, 2014, TG Therapeutics, Inc. (the “Company”) exercised its option to license the global rights to TGR-1202, thereby entering into an exclusive licensing agreement (the “Agreement”) with Rhizen Pharmaceuticals, S A (“Rhizen”) for the development and commercialization of TGR-1202. The Company and Rhizen have to date been jointly developing TGR-1202 in a 50:50 joint venture.

Under the terms of the Agreement, Rhizen will receive a $4.0 million cash payment and 371,530 shares of Company common stock, par value $0.001, as an upfront license fee. Rhizen will also be eligible to receive potential milestone payments of approximately $240 million upon the achievement of specific regulatory and sales based milestone events. Additionally, Rhizen will be entitled to tiered royalties on the Company’s future net sales of TGR-1202.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TG Therapeutics, Inc.
(Registrant)

Date: September 22, 2014

	By:	/s/ Sean A. Power
Sean A. Power
Chief Financial Officer

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